                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

      Date of Report (Date of earliest event reported):September 14, 1994

                           CoreStates Financial Corp
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              (Exact name of registrant specified in its Charter)


       Pennsylvania                 0-6879                 23-1899716
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      (State or other             (Commission             (IRS Employee
      jurisdiction of             File Number)          identification No.)
      incorporation)

                  Centre Square West, 1500 Market Street
                  Philadelphia, Pennsylvania                 19101
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             (Address of principal executive offices)      (Zip Code)


          Registrant's telephone, including area code: (215) 973-3806
                                                       --------------


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        (Former name and former address, if changed since last report)


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Item 5.  Other Events.
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     Off-Balance Sheet Instruments and Derivative Activities
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CoreStates uses off-balance sheet derivative instruments to provide risk management tools to customers and to manage CoreStates' interest rate risk. CoreStates does not use derivative instruments for speculative investment.

CoreStates primary use of off-balance sheet instruments is to manage interest rate risk . CoreStates believes the management of interest rate risk must be balanced with the management of liquidity and capital and therefore, uses off-balance sheet instruments to modify the rate sensitivity of assets and liabilities while avoiding unnecessary leverage and liquidity impairment.

CoreStates has a naturally asset sensitive balance sheet as a result of its
basic loan and deposit businesses.   Commercial and consumer loan activities
tend to have short-term repricing characteristics versus the longer term repricing nature of CoreStates' funding sources. These relationship portfolios have a positive effect on earnings in a rising rate environment and a negative
effect in a falling rate environment.   Therefore, CoreStates uses fixed rate
assets or off-balance sheet instruments with characteristics similar to fixed rate assets to offset this risk. When off-balance sheet instruments are used, cash balances are invested for shorter time periods and interest rate swaps or other derivatives are used to "fix" the rate to longer terms similar to those of CoreStates' liabilities. Based on CoreStates' policies and practices regarding asset/liability management and the matching of asset and liability terms, CoreStates would invest in cash assets in longer maturities if derivative instruments were not used. Therefore, the impact of derivatives on pretax income is confined to the spread between the derivative instrument and other instruments of similar terms. Management estimates that this amount would not have a material impact on pretax income.

CoreStates uses interest rate swaps in both short and longer term maturities to offset on-balance sheet interest rate risks and, as of June 30, 1994, does not use index amortizing swaps. CoreStates also offers interest rate swaps as a risk management tool to customers; however, customer transactions represent less than 10% of the interest rate swap portfolio and are generally offset by swaps
of similar terms.   Interest rate swaps are agreements between two parties to
exchange interest cash flows. Generally, one party receives a fixed rate and pays a variable rate, while the counterparty pays the fixed rate and receives the variable rate. The repricing schedule below shows the notional amount and associated interest rate on June 30, 1994 of


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CoreStates' swaps by the next date on which the swap is subject to a potential rate change. The schedule separates the amounts by whether CoreStates receives or pays the rate shown. The schedule shows that as of June 30, 1994, the rates CoreStates has contracted to receive are fixed for longer time periods than the rates CoreStates has contracted to pay. Therefore, if interest rates fall, this portfolio will provide higher interest income, offsetting a decline in interest income in relationship portfolios; conversely if rates rise, the swap portfolio will produce less interest income which will be offset by increased interest income in the relationship portfolios.



Repricing Schedule of Interest Rate Swaps
At June 30, 1994
 (in millions)

                                                      ------------------- Years --------------------
                                                      0-1      1-2      2-3    3-4    4-5     over 5               Total
                                                      ---      ---      ---    ---    ---     ------               -----
Receive Fixed/Pay Floating
 Receive        Notional                              $1,074   $1,254   $932   $558   $586    $755                 $5,159
                Rate                                   6.09%    6.62%   6.84%  6.05%  6.21%   6.47%                 6.42%
 Pay            Notional                              $5,159                                                       $5,159
                Rate                                   4.57%                                                        4.57%

Pay Fixed/Receive Floating
 Pay            Notional                              $   25   $  150   $ 60   $ 25   $ 4     $ 30                 $ 294
                Rate                                    6.57%    7.46%  4.90%  9.08%  7.56%    8.93%                7.15%
 Receive        Notional                              $  294                                                       $ 294
                Rate                                    4.89%                                                       4.89%

Receive Floating/Pay Floating (Basis Swaps)
                Notional                              $  90                                                        $  90
 Receive Rate                                           5.17%                                                       5.17%
 Pay Rate                                               4.63%                                                       4.63%

Forward Start Receive Fixed/Pay Floating*
 Receive        Notional                                                       $ 50   $185    $ 25                 $ 260
                Rate                                                           6.82%  6.19%   6.37%                6.33%
 Start Date     Notional                                       $ 80     $180                                       $ 260

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*Pay rate to be determined on forward start date

In addition to using interest rate swaps to adjust the rate sensitivity of loans and deposits, interest rate swaps have been used to convert long-term fixed rate debt to a floating rate sensitivity. This activity represents $768 million of notional amount outstanding at June 30, 1994 accounting for most of the swaps maturing beyond five years in the preceding schedule.


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

The notional amount of CoreStates interest rate swaps at June 30, 1994 increased $1.2 billion versus December 31, 1993, as restated for the acquisitions of Constellation and Independence. This increase is due to a restructuring of the rate sensitivity of Constellation in keeping with CoreStates' policies as well as an offset to a decline in on-balance sheet investment securities.

CoreStates also uses financial futures, interest rate caps and floors and options on interest rate swaps to manage interest rate risk. CoreStates' use of financial futures is concentrated in short-term LIBOR and Eurodollar contracts although longer term contracts are occasionally used to hedge anticipatory transactions. Interest rate caps and floors are used to offset similar caps in certain loan products and to protect against contraction in the spread between Prime and LIBOR.

The value of various derivative instruments will change with interest rates, however, due to its practice of maintaining a relatively balanced interest sensitivity position, CoreStates does not consider changes in the value of individual portfolios to be significant. At June 30, 1994, the unrealized gains/losses on CoreStates derivative portfolios were:

      Unrealized Gains/(Losses)
      At June 30, 1994
       (in millions)


                                         Notional        Unrealized
                                         Amount          Gain/(Loss)
                                         --------        -----------
       Interest rate swaps               $5,803          $  (33)
       Financial Futures                  2,582             ( 1)
       Interest rate caps & floors        1,947               3
       Other                                345               5


As of June 30, 1994, CoreStates had no material deferred gains or losses related to terminated interest rate swaps.

Credit risk exists in a derivative transaction to the extent that there is a favorable move in interest rates and the counterparty fails to perform. The current credit exposure in a derivative transaction is the estimated cost to replace the transaction at current market rates, while potential exposure is the estimated cost to replace the transaction at future interest rates. CoreStates monitors both the current and potential risk. CoreStates evaluates the credit worthiness on all off-balance sheet counterparties using the same standards applied in any


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other loan or credit transaction.  In addition, CoreStates requires collateral for transactions or counterparties in which the risk exceeds an acceptable threshold. Collateral agreements are determined based on individual counterparty credit criteria.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CORESTATES FINANCIAL CORP
                                                 (Registrant)


                                          By /s/ Albert W. Mandia
                                             ---------------------------
                                             Albert W. Mandia
                                             Executive Vice President


Dated:  September 14, 1994




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